UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
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SCHEDULE 14A INFORMATION
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Proterra Inc

(Name of Registrant as Specified In Its Charter)

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On May 19, 2023, Proterra Inc (the “Company”), Proterra Operating Company, Inc., a wholly owned subsidiary of the Company (“Proterra OpCo”), Generation IM Climate Solutions II, L.P (“GenIM”) and CSI Prodigy Holdco LP, CSI Prodigy Co-Investment LP and CSI PRTA Co-Investment LP (collectively, the “Cowen Parties”) entered into that certain Amendment to Secured Convertible Promissory Note (the “Amendment”). The Amendment extends the maturity date of that certain secured convertible promissory note in original aggregate principal amount of $3.5 million issued to GenIM (as amended, supplemented or otherwise modified to date, the “GenIM Note” and the GenIM Note as amended and restated in its entirety by the Amendment, the “Amended and Restated GenIM Note”) pursuant to that certain Note Purchase Agreement, dated as of August 4, 2020 (as amended, supplemented or otherwise modified to date, the “Purchase Agreement”), by and among Proterra OpCo, the investors from time to time party thereto, the guarantors from time to time party thereto and CSI GP I LLC, as collateral agent (the “Collateral Agent”) to August 4, 2028 to align with the maturity date of the other notes outstanding under the Note Purchase Agreement following the amendment to the Purchase Agreement and amendment and restatement of the notes thereunder on March 31, 2023, previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2023. No other amendments, modifications, or revisions were made with respect to the Purchase Agreement, the GenIM Note or any other secured convertible promissory note issued in connection with the Purchase Agreement.